Limited Waiver, Consent, and Amendment No. 3 to Credit Agreement
This LIMITED WAIVER, CONSENT, AND AMENDMENT NO. 3 TO CREDIT AGREEMENT dated as of August 6, 2026 (this “Consent and Amendment”), is among SOLUNA DVSL COMPUTECO, LLC, a Delaware limited liability company (“Dorothy 1A Borrower”), SOLUNA DVSL II COMPUTECO, LLC, a Delaware limited liability company (“Dorothy 2 Borrower”), SOLUNA KK I COMPUTECO LLC, a Delaware limited liability company (the “Tranche B Borrower”), and SOLUNA DV WIND SPONSORCO, LLC, a Delaware limited liability company (the “Tranche C Borrower”, and together with the Dorothy 1A Borrower, the Dorothy 2 Borrower and the Tranche B Borrower, the “Borrowers”); and GENERATE LENDING, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”).
R e c i t a l s
A.WHEREAS, the Borrowers, the Agents and the Lenders are parties to that certain Credit and Guaranty Agreement, dated as of September 12, 2025, as amended by that Amendment No. 1 to Credit and Guaranty Agreement and Amendment No. 1 to Pledge Agreement, dated as of April 1, 2026, and as further amended by that certain Limited Consent and Amendment No. 2 to Credit Agreement, dated as of May 11, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrowers.
B.WHEREAS, the Borrowers delivered the Monthly Operating Statement for April 2026 on June 12, 2026 and the Borrowers acknowledge that they have failed to deliver such Monthly Operating Statement within the deadline of twenty (20) Business Days following the end of the applicable month, as set forth in Section 6.01(b)(ii) of the Credit Agreement (the “April 2026 Monthly Operating Statement Failure”);
C.WHEREAS, the Borrowers acknowledge that they have failed to comply with their post-First Amendment Date Obligations set forth in Section 6.27(d) of the Credit Agreement (the “Briscoe Real Estate Post-Closing Failure”) and hereby request an additional extension until October 15, 2026 to satisfy all such obligations (the “Briscoe Real Estate Post-Closing Extension”);
D.WHEREAS, the Borrowers acknowledge that (i) the Tranche C Borrower has failed to timely fund the Maintenance Reserve Account, which funding occurred seven (7) days after the applicable deadline as set forth in Section 6.27(c)(ii)(B) of the Credit Agreement (the “Maintenance Reserve Account Failure”), and (ii) the Tranche C Borrower failed to cause the Bank of America Operating Accounts to be terminated by the required deadline as set forth in Section 6.27(b) of the Credit Agreement as such termination occurred on May 26, 2026 (the “Account Closure Failure”);
E.WHEREAS, the parties hereto desire to amend Section 6.22 of the Credit Agreement to provide that no test of the Debt Service Coverage Ratio or the Forward Contracted

Debt Service Coverage Ratio shall be required with respect to the Quarterly Date of June 30, 2026 (the “June 2026 DSCR Amendment”);
F.WHEREAS, the Dorothy 1A Borrower and the Dorothy 2 Borrower intend to prepay the Tranche A-1 Loans (in the total prepayment amount of $5,694,497.79) and the Tranche A-3 Loans (in the total prepayment amount of $13,432,698.78), respectively, in full and including the Prepayment Premium and all other amounts then due under the Credit Agreement, pursuant to Sections 3.02 and 3.04(c) of the Credit Agreement (the “Dorothy 1-A and 2 Prepayment”);
G.WHEREAS, the Borrowers have requested, and the Administrative Agent (acting on behalf of the Required Lenders) has agreed to, subject to the occurrence of the Dorothy 1-A and 2 Prepayment: (i) waive the Briscoe Real Estate Post-Closing Failure (the “Briscoe Real Estate Post-Closing Waiver”) and consent to the Briscoe Real Estate Post-Closing Extension, subject to the Borrowers complying with their obligations under Section 6.27(d) by October 15, 2026, (ii) waive the April 2026 Monthly Operating Statement Failure (the “April 2026 Monthly Operating Statement Waiver”), waive the Maintenance Reserve Account Failure (the “Maintenance Reserve Account Waiver”), and waive the Account Closure Failure (the “Account Closure Waiver”, and together with the Briscoe Real Estate Post-Closing Waiver, the April 2026 Monthly Operating Statement Waiver, and the Maintenance Reserve Account Waiver, the “Limited Waivers”), and (iii) effect the June 2026 DSCR Amendment;
H.WHEREAS, in connection with the Dorothy 1-A and 2 Prepayment, the Dorothy 1A Borrower and the Dorothy 2 Borrower requested to deliver the applicable prepayment notice by no later than two (2) Business Days prior to the date of the applicable prepayment, instead of five (5) Business Days prior to such date and the Administrative Agent agreed to consent to this change (the “Dorothy 1-A and 2 Prepayment Notice Consent”); and
I.WHEREAS, pursuant to Section 11.01 of the Credit Agreement, the Administrative Agent is authorized to execute this Consent and Amendment on behalf of the Required Lenders.
J.NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Consent and Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Consent and Amendment. Unless otherwise indicated, all section, exhibit and schedule references in this Consent and Amendment refer to sections, exhibits or schedules of the Credit Agreement.
Section 2.Limited Waiver, Consent, and Amendment.
2.1As of the Effective Date, subject to the conditions precedent set forth in Section 3 and in reliance upon the representations, warranties and covenants of the Loan Parties contained in this Consent and Amendment, the Administrative Agent (on behalf of the Required Lenders) hereby (a) grants the Limited Waivers and consents to the Briscoe Real Estate Post-Closing Extension and the Dorothy 1-A and 2 Prepayment Notice Consent and (b) agrees to the June 2026 DSCR Amendment as set forth in Section 2.4 below.
2.2The foregoing Limited Waivers and the consents and amendments set forth herein shall be limited precisely as written and relate solely to the waivers specified above and consents and amendments specified herein in the manner existing on the date hereof and not to any other change in facts or circumstances occurring after the date hereof, or to any Defaults or Events of Default now existing or occurring after the date hereof except as specifically and expressly described in this Section 2, and shall not in any way or manner restrict the Collateral Agent or any other Secured Party from exercising any rights or remedies they may have with respect to any other Default or Event of Default at any time in respect of this Consent and Amendment or any other Loan Document. Nothing in this Consent and Amendment shall be deemed to (a) constitute a waiver of compliance by any Borrower or any other Loan Party or any waiver, consent or amendment with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein or prejudice any right or remedy that the Collateral Agent or any other Secured Party may have or may in the future have, or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Collateral Agent or any other Secured Party may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein, with respect to any matter other than that which is specifically and expressly waived in this Section 2.
2.3For the avoidance of doubt, (a) the Administrative Agent, on behalf of the Required Lenders, hereby confirms that upon the Dorothy 1-A and 2 Prepayment, the Forward Contracted DSCR Requirement shall not apply to the Dorothy 1A Borrower and Dorothy 2 Borrower; and (b) the parties hereby agree that the Dorothy 1A Borrower and the Dorothy 2 Borrower and the pledges and security interests granted under the Credit Agreement in connection with the Dorothy 1A Borrower and the Dorothy 2 Borrower shall not be released until the Debt Termination Date pursuant to Section 6.1 of the Credit Agreement.
2.4Sections 6.22(a) and 6.22(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows (with additions to the existing text indicated by double-underlining):
“(a)    Debt Service Coverage Ratio. The Borrowers shall maintain, as of the last day of each Fiscal Quarter tested initially on the Quarterly Date which is at least three (3) months following the Closing Date (provided, no such test shall be required for the Fiscal Quarter ending June 30, 2026), with respect to all Projects that have achieved Completion on a date that is three (3) or more months prior to the date of such test, a Debt Service Coverage Ratio (measured with respect to all such Projects in the aggregate, excluding the Dorothy 1-A Project and the Dorothy 2 Project) of not less than 1.60:1.00; provided, that, solely with respect to the Briscoe Project and the Tranche C Borrower, the Debt Service Coverage Ratio covenant set forth in this Section 6.22(a) shall not apply until the first Quarterly Date occurring after June 30, 2026 (such period, the “Briscoe DSCR Exclusion Period”); provided, further, that the Dorothy 1-A Project and the Dorothy 2 Project shall be excluded from calculations of the Debt Service Coverage Ratio on and after the date all Loans with respect to such Projects have been prepaid.
(b)    Forward Contracted Debt Service Coverage Ratio. The Borrowers shall maintain, as of the last day of each Fiscal Quarter tested initially on the Quarterly Date following the Completion Date for the applicable Projects (except for the Briscoe Project and, after all Loans with respect to such Projects have been prepaid, the Dorothy 1-A Project and the Dorothy 2 Project), a Forward Contracted Debt Service Coverage Ratio (measured with respect to all such Projects in the aggregate (except for the Briscoe Project and, after all Loans with respect to such Projects have been prepaid, the Dorothy 1-A Project and the Dorothy 2 Project)) of not less than 1.20:1.00. Notwithstanding the foregoing, this Section 6.22(b) shall not apply with respect to the Tranche A Loans or Tranche B Loans with respect to the Quarterly Date of March 31, 2026.”
Section 3.Conditions Precedent to Effective Date. The effectiveness of this Consent and Amendment is subject to the satisfaction of each of the following conditions precedent (the date upon which all such conditions are so satisfied is referred to herein as the “Effective Date”):
3.1The Administrative Agent shall have received from each Borrower and the Administrative Agent, on behalf of the Required Lenders, counterparts of this Consent and Amendment duly executed on behalf of such Persons.
3.2The Dorothy 1-A and 2 Prepayment shall have occurred (or shall occur substantially concurrently with the occurrence of the Effective Date), together with all accrued and unpaid interest on the principal amount so prepaid, plus the Prepayment Premium and all other amounts then due under the Credit Agreement, pursuant to Sections 3.02 and 3.04(c) of the Credit Agreement.
3.3For purposes of determining compliance with the conditions specified in this Section 3, pursuant to its signature hereto, the Administrative Agent, on behalf of the Required Lenders, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the applicable Lender.
3.4The Administrative Agent shall have received the fees, costs and expenses due and payable pursuant to Section 11.04 of the Credit Agreement for which invoices have been presented to any Borrower prior to the Effective Date.
Section 4.Representations and Warranties of the Borrowers. The Borrowers represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the effectiveness of this Consent and Amendment:
4.1No Default or Event of Default shall have occurred and be continuing or will result from the entry into by the Borrowers of this Consent and Amendment.
4.2No Material Adverse Effect shall have occurred and be continuing.
4.3This Consent and Amendment and the Credit Agreement constitute legal, valid and binding obligations of the Borrowers and each Obligor, enforceable against the Borrowers and each Obligor in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other or similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
4.4Neither the execution nor delivery of this Consent and Amendment by the Borrowers, nor the performance by the Borrowers of this Consent and Amendment and the Credit Agreement or compliance with the terms and provisions thereof and the other transactions contemplated therein, will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Obligor, or any of each of their Subsidiaries pursuant to, the terms of any material agreement or other material instrument to which any Obligor, or any of their Subsidiaries is a party or by which it or any of their property or assets is bound or (c) violate any provision of any of the Obligors’ Organizational Documents.
Section 5.Miscellaneous.
5.1Ratification and Affirmation; Representations and Warranties. Each of the Borrowers hereby: (a) acknowledges the terms of this Consent and Amendment; and (b) ratifies and affirms its obligations, and acknowledges, renews and extends its continued liability, under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, as amended hereby (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).
5.2Confirmation. The provisions of the Credit Agreement and Loan Documents shall remain in full force and effect in accordance with their terms following the effectiveness of this Consent and Amendment.
5.3Counterparts. This Consent and Amendment may be executed by one or more of the parties thereto on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A portable document format (“pdf”) signature page shall constitute an original for purposes hereof. The words “execution,” “signed,” “signature,” and words of like import in this Consent and Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
5.4ENTIRE AGREEMENT. THIS CONSENT AND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
5.5GOVERNING LAW. THIS CONSENT AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS. SECTIONS 11.12 (WAIVER OF JURY TRIAL) AND 11.11 (GOVERNING LAW) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE.
5.6Severability. Any provision of this Consent and Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In case any one or more of the provisions contained in this Consent and Amendment should be invalid, illegal or unenforceable in any respect, the parties hereto shall enter into good-faith negotiations to replace the invalid, illegal or unenforceable provision.

5.7Successors and Assigns. This Consent and Amendment shall be binding upon and inure to the benefit of the parties to the Credit Agreement and their respective successors and assigns permitted thereby.
5.8Loan Document. This Consent and Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
5.9Agent Instruction. The Administrative Agent executes this Consent and Amendment on behalf of itself as administrative agent and on behalf of the Required Lenders.

[Signatures begin next page.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent and Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:
    SOLUNA DVSL COMPUTECO, LLC

By:    /s/ John Belizaire
Name:     John Belizaire
Title:    President
    SOLUNA DVSL II COMPUTECO, LLC

By:    /s/ John Belizaire
Name:     John Belizaire
Title:    President
    SOLUNA KK I COMPUTECO, LLC

By:    /s/ John Belizaire
Name:     John Belizaire
Title:    President

    SOLUNA DV WIND SPONSORCO, LLC

By:    /s/ John Belizaire
Name:     John Belizaire
Title:    President
[Signature Page to Limited Waiver, Consent and Amendment No. 3 to Credit Agreement]

ADMINISTRATIVE AGENT:    GENERATE LENDING, LLC

By:    _/s/ Ryan Miller____
Name:    Ryan Miller
Title:    Authorized Signatory
[Signature Page to Limited Waiver, Consent and Amendment No. 3 to Credit Agreement]